Exhibit 99.1

United States Brent Oil Fund, LP
Monthly Account Statement
For the Month Ended November 30, 2018

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$(19,093,220)
Unrealized Gain (Loss) on Market Value of Futures	(2,088,540)
Dividend Income	37,471
Interest Income	127,387
ETF Transaction Fees	1,050
Total Income (Loss)	$(21,015,852)

Expenses
General Partner Management Fees	$54,912
Professional Fees	2,877
Brokerage Commissions	8,265
Non-interested Directors' Fees and Expenses	834
Prepaid Insurance Expense	519
Total Expenses	67,407
Expense Waiver	(1,512)
Net Expenses	$65,895
Net Income (Loss)	$(21,081,747)

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 11/1/18	$103,105,204
Additions (150,000 Shares)	2,674,129
Withdrawals (200,000 Shares)	(4,130,086)
Net Income (Loss)	(21,081,747)

Net Asset Value End of Month	$80,567,500
Net Asset Value Per Share (4,800,000 Shares)	$16.78

To the Limited Partners of United States Brent Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended November 30, 2018 is accurate and complete.

/s/ Stuart P. Crumbaugh
Stuart P. Crumbaugh
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States Brent Oil Fund, LP

United States Commodity Funds LLC
1850 Mt. Diablo Boulevard, Suite 640
Walnut Creek, CA 94596